UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
November 30, 2024
Date of Report (date of earliest event reported)
Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)
(650) 564-7820
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2024, Momentus Inc. (“Momentus” or the “Company”) entered into amendments to two outstanding convertible note agreements with Space Infrastructures Ventures, LLC (“SIV”).

The amendments to the secured convertible promissory note dated October 24 2024, given by the Company in favor of SIV (as amended, the “October 2024 Convertible Note”) accelerated the borrowing date for the second tranche of $1 million in principal amount to December 2, 2024, which borrowing date had previously been no earlier than December 22, 2024. Accordingly, the Company has now borrowed the full $3 million in principal amount under the October 2024 Convertible Note.

The amendments also permitted SIV to reserve out of the proceeds of the second tranche under the October 2024 Convertible Note of approximately $ 670 thousand , representing the amount of principal and interest due from the Company to SIV on December 1, 2024, under the secured convertible promissory note dated July 12, 2024 by the Company in favor of SIV (as amended, the “July 2024 Convertible Note” and, together with the October 2024 Convertible Note, the “Convertible Notes”).

The amendments to the Convertible Notes also provide SIV the option to convert all amounts outstanding under either Convertible Note into shares of the Company’s Class A common stock, par value $0.00001 (the “Common Stock”) at any time. Previously, the July 2024 Convertible Note only permitted conversion of interest when and as due, while the October 2024 Convertible Note only permitted conversion of outstanding amounts when and as due. The amendments to the July 2024 Convertible Note also established a new conversion price of $0.5715 with respect to the conversion of amounts outstanding under the July 2024 Convertible Note that were not previously convertible at the option of SIV. The conversion price of amounts outstanding under the October 2024 Convertible Note remained unchanged at $0.5292.

In connection with the borrowing of the second tranche under the October 2024 Convertible Note, the Company issued to SIV warrants to purchase approximately 1.9 million shares of Common Stock with an exercise price of $0.5292 per share, as originally required by the October 2024 Convertible Note.

The Company also agreed to register the resale by SIV of all of the shares of Common Stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV.

The Convertible Notes and the warrants issued to SIV cannot be converted or exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by SIV (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage. Conversion of the Convertible Notes and exercise of the warrants by SIV is also subject to compliance with applicable Nasdaq rules, and if shareholder approval is required the Company will use commercially reasonable efforts to obtain such approval.

Except as amended, the remaining terms of the Convertible Notes remain in full force and effect.

The foregoing description of the amendments to the Convertible Notes does not purport to be complete and is qualified in its entirety by reference to the First Amendment to the July 2024 Convertible Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, and the First Amendment to the October 2024 Convertible Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure contained in Item 1.01 of this Current Report is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the warrants issued to SIV (the “Securities”) is hereby incorporated by reference into this Item 3.02. The Securities were sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(c) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.

Item 3.03 Material Modification to Rights of Security Holders

On December 4, 2024, the Board of Directors (the “Board”) of Momentus approved a reverse stock split ratio of 1-for-14 for the reverse stock split approved by the stockholders of the Company on December 2, 2024. (the “Reverse Stock Split”). The Company has not yet established the effective date for the Reverse Stock Split, which will be announced in a future filing (the “Effective Date”). The Board has reserved the right to abandon the Reverse Stock Split at any time prior to the Effective Date.

Reason for the Reverse Stock Split

The Company is effecting the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement, as set forth in Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”), for continued listing on the Nasdaq Stock Market LLC (“Nasdaq”) exchange. As previously disclosed on March 29, 2024, the Company received a letter from Nasdaq on March 27, 2024, indicating that for the then last thirty (30) consecutive business days, the Company was not in compliance with the Minimum Bid Requirement.

In accordance with Listing Rule 5810(c)(3)(A), the Company had a period of 180 calendar days, or until September 23, 2024, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days as required under Nasdaq Listing Rule 5810(c)(3)(A) (unless the Nasdaq staff exercised its discretion to extend this 10-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H)) during the 180-day period prior to September 23, 2024. The Company did not regain compliance by September 23, 2024, and Nasdaq staff provided written notice to the Company that the Company’s securities are subject to delisting. The Company has appealed such delisting determination to a Nasdaq hearings panel. There can be no assurance that the appeal will be successful.

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. When the Reverse Stock Split becomes effective with Nasdaq and the Common Stock will begin trading on a split-adjusted basis at the open of business on the day following the Effective Date. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 60879E309. The trading symbol for the Company, MNTS, will not be changed.

Split Adjustment; Treatment of Fractional Shares. On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) fourteen (14). Any fractional share of Common Stock that would otherwise result from the Reverse Stock Split will be rounded to a whole share and, as such, any stockholder who otherwise would have held a fractional share after giving effect to the Reverse Stock Split will instead hold one whole share of the post-Reverse Stock Split Common Stock after giving effect to the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split. The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 14 and multiplying the exercise or conversion price thereof by fourteen (14), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share. Such proportional adjustments will also be made to the number of shares and restricted stock units issued and issuable under the Company’s equity compensation plan.

Certificated and Non-Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

After the Reverse Stock Split becomes effective, stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Continental Stock Transfer & Trust Company (“Continental”) at the address set forth below. Continental will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. Continental can be contacted at (212) 509-4000 and (800) 509‑5586.

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004

Certificate of Amendment. The Company will effect the Reverse Stock Split pursuant to the Company’s filing of a certificate of amendment to the Company’s certificate of incorporation (the “Certificate”) with the Delaware Secretary of State in accordance with Delaware Law.

Stockholder Approval. At the Company’s Special Meeting held on December 2, 2024, the stockholders approved a proposal to grant the Board of Directors discretion to implement a reverse stock split in a range of one‑for‑five up to one-for-twenty. As such the Reverse Stock Split was approved in accordance with Delaware law.

Capitalization. As of November 29, 2024, there were 30,559,398 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 2,182,814 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. The Total number of the Company’s authorized shares of Common Stock and Preferred Stock shall not be affected by the foregoing.

Immediately after the Reverse Stock Split, each stockholder’s relative ownership in the interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

Item 5.07 Submission of Matters to a Vote of Security Holders

A special meeting of stockholders (the “Special Meeting”) of the Company was held on December 2, 2024. 8,998,561 shares of the Company’s Common Stock (including shares represented by proxy) were present at the Special Meeting, representing approximately 35.2% of the shares of the Common Stock outstanding as of October 14, 2024, the record date for the Special Meeting, and a quorum.

Matters submitted to the stockholders and voted upon at the Special Meeting, which are more fully described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 28, 2024, were (i) to authorize the Board to amend the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect the Reverse Stock Split of the Company’s outstanding shares of Common Stock at a reverse stock split ratio in the range of one-for-five through one-for-twenty (the “Reverse Stock Split Proposal”), and (ii) to approve the postponement or adjournment of the Special Meeting if necessary or appropriate, to permit further solicitation and vote of proxies if there were insufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).

At the Special Meeting, the Company’s stockholders approved the two proposals. The final results were as follows:

(1)	Approval of the Reverse Stock Split Proposal by the stockholders of the Company, voting as a single class:

For	Against	Abstain
7,856,674	1,061,221	80,666

(2)	Approval of the Adjournment Proposal by the stockholders of the Company, voting as a single class:

For	Against	Abstain
7,859,546	1,037,362	101,653

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	First Amendment to Secured Convertible Promissory Note, dated July 12, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc.
10.2	First Amendment to Secured Convertible Promissory Note, dated October 24, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/Paul Ney
		Name:	Paul Ney
Dated:	December 5, 2024	Title:	Chief Legal Officer